CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Municipal Trust


We consent to:

1) the use of our report dated January 31, 1997 for Keystone Tax Free Fund incorporated by reference herein;

2) the use of our report dated June 27, 1997 for Keystone Tax Free Income Fund incorporated by reference herein; and

3)       the reference to our firm under the caption "FINANCIAL
         STATEMENTS AND EXPERTS" in the prospectus/proxy statement.

                                                /s/KPMG Peat Marwick LLP
                                                ------------------------
                                                KPMG Peat Marwick LLP

Boston, Massachusetts
October 9, 1997



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